Exhibit 99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Statements and Experts” and “Financial Highlights” in the Joint Proxy Statement/Prospectus and to the incorporation by reference of our report dated February 20, 2015 on the financial statements and financial highlights of Touchstone Focused Fund (formerly Touchstone Mid Cap Growth Fund), Touchstone Baron Small Cap Growth Fund, and Touchstone Third Avenue Value Fund, each, a series of Touchstone Variable Series Trust, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2014, in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated April 30, 2015, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated April 30, 2015, of Touchstone Focused Fund (formerly Touchstone Mid Cap Growth Fund), Touchstone Baron Small Cap Growth Fund, and Touchstone Third Avenue Value Fund, incorporated by reference in this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio
September 21, 2015